UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2008

LITHIUM TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (610) 940-6090

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Governance Agreement

On April 28, 2008 (the “Effective Time”) Lithium Technology Corporation (the “Company”) entered into a Governance Agreement (the “Governance Agreement”) with certain shareholders of the Company (the “Investors”), Stichting Gemeenschappelijk Bezit LTC, (the “Foundation”), and Arch Hill Capital NV (“Arch Hill Capital” and together with the Foundation, the “Arch Hill Parties”). The Investors include eight persons or entities that are the beneficial owners of shares of the Company’s Series C Preferred Stock and/or Common Stock. The Investors beneficially own approximately 29% of the Company’s Common Stock in the aggregate. Arch Hill Capital beneficially owns approximately 64% of the Company’s Common Stock including the shares beneficially owned by its affiliate the Foundation.

The Company, the Foundation, Arch Hill Capital and the Investors have determined that it is the best interest of the Company and its shareholders to enter into certain governance and other arrangements with respect to the Company on the terms set forth in the Governance Agreement. The Governance Agreement provides that as of the Effective Time Ralph D. Ketchum, Marnix Snijder and Clemens E.M. van Nispen tot Sevenaer, directors of the Company, resign as directors of the Company (the “Resigning Directors”) and that the number of directors of the Company be set at six. The Governance Agreement further provides that Fred J. Mulder and Theo M.M. Kremers be appointed directors of the Company as of the Effective Time to fill the vacancies on the Board of Directors resulting from the resignation of the Resigning Directors.

The Governance Agreement further provides that as of the Effective Time (i) Fred J. Mulder be appointed a Co-Chairman of the Board of Directors of the Company (to serve with Christiaan A. van den Berg currently the Chairman of the Board); (ii) the Audit Committee shall consist of Theo M.M. Kremers, Fred J. Mulder and Christiaan A. van den Berg; and (iii) the Executive Committee shall consist of Klaus Brandt, Theo M.M. Kremers, Fred J. Mulder and Christiaan A. van den Berg.

Certain matters relating to the Annual Meeting of Stockholders are also provided for in the Governance Agreement. Pursuant to such provisions, the Board of Directors of the Company adopted the following resolutions as of the Effective Time to provide for the calling and holding of the 2008 annual meeting of the Company’s shareholders (the “2008 Annual Meeting”):

An Annual Meeting of the Stockholders of the Company shall be held on June 16, 2008.

The record date for the determination of those stockholders of the Company entitled to receive notice of and to vote at the 2008 Annual Meeting shall be June 2, 2008.

The matters to be placed on the agenda of said Annual Meeting of Stockholders shall include the election of directors with the following persons nominated by the Company as directors of the Company: Klaus Brandt, Amir Elbaz, Theo M.M. Kremers, Fred J. Mulder, Christiaan A. van den Berg and two individuals designated in writing by the Investors acting jointly (provided that such individuals shall be reasonably acceptable to the Board of Directors of the Company) (collectively, the “Nominees”).

The number of directors comprising the entire Board of Directors of the Company to be elected at the 2008 Annual Meeting shall be the number of Nominees.

The Governance Agreement provides that (i) in connection with the 2008 Annual Meeting, the Company’s Board of Directors shall recommend that the Company’s stockholders vote to elect the Nominees as directors of the Company; (ii) the Company shall include the foregoing recommendation in its proxy materials for the 2008 Annual Meeting; and (iii) the Company’s form of proxy shall solicit authority to vote for the Nominees and no other persons. The Company agreed in the Governance Agreement to use its best efforts to ensure that the Nominees are elected as directors of the Company at the 2008 Annual Meeting. If, at any time prior to the 2008 Annual Meeting, one or more of the Nominees for any reason is unwilling or unable to be nominated or to stand for election at the 2008 Annual Meeting, the Governance Agreement provides that the Board of Directors of the Company may select a replacement Nominee.

The Governance Agreement further provides that if the Company receives any comments from the United States Securities and Exchange Commission with respect to the Company’s financial statements for the calendar ended December 31, 2007 or the Company’s proxy statement for the 2008 Annual Meeting, (ii) the Company is unable to hold the 2008 Annual Meeting on June 16, 2008 as a result thereof and (iii) the Company has fully complied with its obligations under the SEC Filing Provision described below, the Board of Directors may delay the date of the 2008 Annual Meeting and such record date by such number of days as shall be necessary for the Company to respond to such comments (subject to the prior written consent of the Investors which shall not be unreasonably withheld).

Following the Effective Time and prior to the date that the Company mails its proxy materials to shareholders in connection with its 2008 Annual Meeting, the Governance Agreement provides that the Company’s Board of Directors shall approve an amendment of the Company’s Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on July 29, 2005 as heretofore amended, to increase to 3,000,000,000 the number of shares of Common Stock authorized for issuance, and shall recommend the same to the shareholders for approval at such meeting (the “Shareholder Proposal”). In furtherance of the foregoing, the Governance Agreement provides that the Company shall include such recommendation in its proxy materials and the Company’s form of proxy shall solicit authority to vote for these matters.

Each of the Investors and the Arch Hill Parties agreed in the Governance Agreement to vote the shares of Common Stock and Preferred Stock over which he or it has voting power in favor of the election of the Nominees as directors of the Company and in favor of the Shareholder Proposal at the 2008 Annual Meeting, and agreed to use good faith efforts to cause its or his affiliates to so vote shares of Common Stock and Preferred Stock over which they have voting power. Each of the Investors and the Arch Hill Parties agreed in the Governance Agreement to not seek the removal of any Nominee as a director of the Company prior to June 16, 2009, acting as a shareholder of the Company, provided however that this sentence shall in no way restrict any person’s actions as a director of the Company.

The Governance Agreement provides that at the Effective Time, the Company shall pay $150,000 as reimbursement of certain expenses of the Investors.

The Governance Agreement provides that the Company may not repeal, amend or otherwise modify any provisions of the By-Laws of the Company in respect of indemnification of directors and officers and their right to advancement of expenses, except to the extent that such amendment or modification does not diminish the rights of any indemnitee or as required by law. The Company is also required under the Governance Agreement to carry and maintain directors’ and officers’ liability and indemnity insurance coverage that is not less favorable, and in such amounts and with such other terms as are comparable to, the insurance policies that are currently carried by the Company, including, without limitation, extension of such coverage for the acts of former directors and officers and for service as directors or officers of subsidiaries of the Company.

The Governance Agreement provides that the Company shall use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “SEC Filing Provision”).

The Arch Hill Parties, acting jointly, have the right to terminate the Governance Agreement upon ten days’ prior written notice if at any time the Investors collectively cease to beneficially own less than 50% of the aggregate number of the shares of Common Stock listed on Schedule A to the Governance Agreement as being beneficially owned by the Investors (disregarding any double counting).

The Investors, acting jointly, have the right to terminate the Governance Agreement upon ten days’ prior written notice if at any time the Arch Hill Parties collectively cease to beneficially own less than 50% of the aggregate number of the shares of Common Stock listed on Schedule B to the Governance Agreement as being beneficially owned by Arch Hill (disregarding any double counting).

Consulting Agreements

In connection with the Governance Agreement, on April 28, 2008 the Company entered into a consulting agreements with each of Christiaan A. van den Berg (the “Van Den Berg Consulting Agreement”), Fred J. Mulder (the “Mulder Consulting Agreement”), OUIDA Management Consultancy B.V. (the “OUIDA Consulting Agreement”), and Romule B.V. (the “Romule Consulting Agreement”) (collectively, the “Consulting Agreements”).

Each of the Consulting Agreements has a term of one year and may be terminated on 60 days written notice. Each Consulting Agreement provides that the Consultant will consult with the directors, officers and employees of the Company concerning matters relating to the management and organization of the Company, its financial policies, the terms and conditions of employment of the Company’s employees, and generally any matter arising out of the business affairs of the Company.

The Mulder Consulting Agreement with Fred J. Mulder, a newly appointed director of the Company, provides for Mr. Mulder to spend approximately 32 hours per month in fulfilling his obligations under the Consulting Agreement and the payment by the Company of a monthly fee of U.S. $4,167.

The Van Den Berg Consulting Agreement with Christiaan A. van den Berg, the Chief Executive of Arch Hill Capital and the Foundation and the co-chairman of the Board of the Company, provides for Mr. van den Berg to spend approximately 32 hours per month in fulfilling his obligations under the Consulting Agreement and the payment by the Company of a monthly fee of US $4,167.

The Romule Consulting Agreement provides for Frits Obers, an employee of Romule B.V., to spend approximately 160 hours per month in fulfilling his obligations under the Consulting Agreement and the payment by the Company of a monthly fee of Euros 20,820.

The OUIDA Consulting Agreement provides for Theo Kremers, an employee of OUIDA Management Consultancy B.V. and a newly appointed director of the Company, to spend approximately 160 hours per month in fulfilling his obligations under the Consulting Agreement and the payment by the Company of a monthly fee of Euros 20,820.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b), (d) See Item 1.01. As described above, on April 28, 2008 the Company entered into a Governance Agreement relating to the composition of the Board and other matters. Pursuant to the Governance Agreement the following actions were taken:

Effective April 28, 2008, Ralph D. Ketchum, Marnix Snijder and Clemens E.M. van Nispen tot Sevenaer resigned as directors of the Company.

Effective April 28, 2008, the Board of Directors appointed Fred J. Mulder and Theo M.M. Kremers as directors of the Company. Pursuant to the foregoing actions, as of April 28, 2008, the Company’s Board of Directors consists of the following persons: Klaus Brandt, Amir Elbaz, Theo M.M. Kremers, Andrew J. Manning, Fred J. Mulder and Christiaan A. van den Berg.

Effective April 28, 2008, Fred J. Mulder and Christiaan A. van den Berg were appointed Co-Chairman of the Board of Directors. Mr. van den Berg has been serving as the Chairman of the Board of Directors of the Company since May 2007.

Effective April 28, 2008, the Board of Directors appointed Theo M.M. Kremers, Fred J. Mulder and Christiaan A. van den Berg as members of the Audit Committee and Klaus Brandt, Theo M.M. Kremers, Fred J. Mulder and Christiaan A. van den Berg as members of the Executive Committee.

Fred J. Mulder is the Chairman of the Board of Directors of LBI International AB (since 2005), the leading European full service digital agency with operations in twelve countries. LBI

International AB is a public company listed on the Amsterdam and Stockholm stock exchanges. Mr. Mulder is also Chairman of the Investment Advisory Committee of Greenfield Capital Partners NV, Greenfield’s NEThave N.V. fund (focused on Internet/e-commerce enabling technology/telecom) and Berghave N.V. fund (focused on turnarounds). Mr. Mulder has held such Advisory Committee positions since 1999. Mr. Mulder is a member of the board of a number of public and private companies. Mr. Mulder has been a member of the Board of Aleri Lab Inc. (Chicago and London) (since 1999); WAYSIS B.V. (since 1993); and Duos Technology Inc. (USA) (since 1993). Mr. Mulder was previously the member of the Supervisory Board of a number of companies in Europe. He has a BA and MBA from Harvard University.

Theo M.M. Kremers is a senior executive with over 25 years of experience. Mr. Kremers was a Managing Partner at Brinvest BV (2004 – 2007), a leading private equity company in the Netherlands focusing on technology and telecommunications. Prior thereto, Mr. Kremers was the Chief Executive Officer and President of MARC Global Holding Inc. (2000 – 2003), one of the leading global suppliers of Supply Chain Execution Solutions. MARC was created in a buy-out of TRW’s Supply Chain Practice in December 2000. Mr. Kremers was the founder of the Dutch operating entity which was acquired by BDM Technologies, which ultimately was acquired by TRW. Over the past ten years Mr. Kremers has been an advisor to, or a director of, a number of small and medium sized technology companies. He is currently the Chairman of the Board of Venne Electronics B.V. (since 2002), a development organization and manufacturer of electronic (sub)systems, located in the Netherlands, and a director of Biesheuvel, Orexad (since 2007), located in the Netherlands. He has a MSc in Electrical Engineering from Eindhoven Technical University, the Netherlands.

Item 8.01	Other Events

On April 29, 2008, the Company issued a press release containing a letter to Company shareholders from Klaus Brandt, Chief Executive Officer of the Company.

Item 9.01	Financial Statements and Exhibits

10.76	Governance Agreement dated April 28, 2008, among the Company, the Investors listed on Schedule A thereto, Stichting Gemeenschappelijk Bezit LTC and Arch Hill Capital N.V.

10.77	Business Consultant Agreement dated April 28, 2008 between the Company and Christiaan A. van den Berg.

10.78	Business Consultant Agreement dated April 28, 2008 between the Company and Fred J. Mulder.

10.79	Business Consultant Agreement dated April 28, 2008 between the Company and OUIDA Management Consultancy B.V.

10.80	Business Consultant Agreement dated April 28, 2008 between the Company and Romule B.V.

99.1	Press Release dated April 29, 2008 containing a letter to shareholders from Klaus Brandt, Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: April 29, 2008

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Amir Elbaz
Amir Elbaz
Chief Financial Officer